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                                                                    EXHIBIT 11.1

                               QUALIX GROUP, INC.

          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS--UNAUDITED)

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                                                              SIX MONTHS ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                                1995     1996
                                                              -------- --------
Primary:
  Earnings--
    Net income............................................... $    818 $    711
                                                              ======== ========
  Shares:
    Weighted average number of common shares outstanding.....    2,553    4,437
    Number of common equivalent shares assuming exercise of
     stock options...........................................    5,548    3,936
                                                              -------- --------
    Total shares used in computation.........................    8,101    8,373
                                                              ======== ========
  Primary earnings per share................................. $   0.10 $   0.08
                                                              ======== ========
Fully diluted:
  Earnings--
    Net income............................................... $    818 $    711

  Shares:
    Weighted average number of common shares outstanding.....    2,553    4,437
    Number of common equivalent shares assuming conversion of
     convertible securities..................................    5,548    3,936
                                                              -------- --------
    Total shares used in computation.........................    8,101    8,373
                                                              ======== ========
  Fully diluted earnings per share........................... $   0.10 $   0.08
                                                              ======== ========
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